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                                                                    EXHIBIT 23.3


                CONSENT OF ARTHUR ANDERSEN, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Option Plan and 1995 Employee Purchase Plan of SDL, Inc. our report dated 15 December, 1998, with respect to the consolidated financial statements of IOC International plc as at 30 September 1998 and for each of the two years in the period ended 30 September 1998 incorporated by reference in SDL, Inc's Annual Report (Form 10K) for the year ended 31 December, 1999, filed with the Securities and Exchange Commission.


/s/ Arthur Andersen, Chartered Accountants

Cambridge England
July 28, 2000